Exhibit 99.1

FOR IMMEDIATE RELEASE

Elliot Opportunity II Corp. Announces Redemption of Class A Ordinary Shares

West Palm Beach, FL – June 25, 2023 – Elliott Opportunity II Corp. (the “Company”) today announced that it will redeem all of its outstanding Class A ordinary shares (the “Class A Ordinary Shares”), effective as of July 11, 2023, because the Company will not consummate an initial business combination within the time period required by its amended and restated memorandum and articles of association (the “Articles”).

As stated in the Company’s Articles, if the Company does not consummate an initial business combination within 24 months of the closing of the Company’s initial public offering, or July 1, 2023, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Class A Ordinary Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”) held with Continental Stock Transfer & Trust Company (“Continental”), including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to $100,000 of interest to pay liquidation expenses), divided by the number of then outstanding Class A Ordinary Shares, which redemption will completely extinguish the rights of the holders of Class A Ordinary Shares (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of the applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the Class A Ordinary Shares is expected to be approximately $10.36 (the “Redemption Amount”).

The Company anticipates that the last day of trading in the Units and Class A Ordinary Shares will be June 30, 2023. As of July 11, 2023, the Class A Ordinary Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount. After July 1, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. The Company’s initial shareholders waived their redemption rights with respect to the outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed Continental to take all necessary actions to liquidate the Trust Account. Registered holders may redeem their shares for their pro rata portion of the proceeds of the Trust Account upon presentation of their respective share or unit certificates or other delivery of their shares or units to Continental, the Company’s transfer agent. Beneficial owners of Class A Ordinary Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The redemption of the Class A Ordinary Shares is expected to be completed within ten business days after July 1, 2023.

The Company expects that The New York Stock Exchange will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Elliott Opportunity II Corp.

Elliott Opportunity II Corp. was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. For more information, please visit www.ElliottOpportunity.com.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements contained in this press release may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward- looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward- looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the Company’s registration statement, the preliminary prospectus for the Company’s offering and other documents filed by the Company from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact

For more information, please contact Steven Barg at sbarg@elliottmgmt.com.